Exhibit 10.34.1

AMENDMENT NO. 1 TO

LIMITED LIABILITY COMPANY

AGREEMENT OF

NORTHERN PASS TRANSMISSION LLC,

a New Hampshire Limited Liability Company

Dated as of May 14, 2010

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AMENDMENT NO. 1 TO

LIMITED LIABILITY COMPANY AGREEMENT

This AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT (“Amendment”) of Northern Pass Transmission LLC, a New Hampshire limited liability company (the “Company”), made and entered into as of May 14, 2010, amending that certain Limited Liability Company Agreement dated as of April 6, 2010 (“Agreement”) by and between NU Transmission Ventures, Inc., a Connecticut corporation (“NU Ventures”) and NSTAR Transmission Ventures, Inc., a Massachusetts corporation (“NSTAR Ventures,” each a “Member,” and collectively, “Members”),

WITNESSETH THAT:

WHEREAS, the Members entered into the Agreement to govern the affairs of the Company and certain relationships with and between its Members; and

WHEREAS, the Members have determined it desirable to amend the Agreement to clarify reporting obligations of the Company;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Members, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows:

ARTICLE 1

AMENDMENT

Section 19.3 of Article 9 of the Agreement is hereby deleted and replaced in its entirety by the following:

“19.3 Reports. The Accounting Matters Partner shall cause to be prepared and delivered to each Member: (a) no later than twenty (20) Business Days after the end of each month, (i) a trial balance and (ii) financial statements including balance sheet, statements of operations, statement of cash flows and statements of capital accounts of each Member of the Company relative to the budget; (b) no later than thirty (30) Business Days after the end of each month, a forecast of the capital spending by project and capital contributions, by month for the remainder for the then current calendar year; (c) no later than thirty (30) days after the end of each quarter, unaudited quarterly financial statements prepared in accordance with GAAP or otherwise in a format approved by the Members Committee, provided, however, that the delivery to the Members of the FERC Form 3Q filed by the Company shall satisfy this requirement; (d) no later than ninety (90) days prior to the end of each taxable year of the Company, an updated forecast of tax information for the current taxable year and forecast of tax information for the forthcoming taxable year (such information consistent with the information provided for the Members as would be provided to the Members via the Company’s tax returns); (e) no later than one hundred and fifty (150) days after the end of each calendar year, financial statements for the Company for such year prepared in accordance with GAAP and audited by a nationally

Execution Copy	Sch. 7.13	Northern Pass LLC Operating Agreement

recognized accounting firm, or otherwise in a format approved by the Members Committee, provided, however, that the delivery to the Members of the FERC Form 1 filed by the Company shall satisfy this requirement; and (f) no later than sixty (60) days after the delivery of the annual financial statements of the Company, the tax information concerning the Company that is necessary for preparing the Member’s tax returns for such taxable year.”

ARTICLE 2

MISCELLANEOUS

2.1 Continuation of the Limited Liability Company Agreement. Except as expressly amended by this Amendment, the Limited Liability Company Agreement is and shall remain in full force and effect in accordance with its terms.

2.2 Execution in Counterparts. This Amendment may be executed in counterparts, all such counterparts shall be deemed to be originals, and together, they shall constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Limited Liability Company Agreement as of the date first above written.

NU TRANSMISSION VENTURES, INC. a Connecticut corporation

By:	/s/ RANDY A. SHOOP
Name:	Randy A. Shoop
Its	Vice President and Treasurer

NSTAR TRANSMISSION VENTURES, INC. a Massachusetts corporation

By:	/s/ PAUL VAITKUS
Name:	Paul Vaitkus
Its	President